

GENIUS BRANDS
INTERNATIONAL™

ANDY HEYWARD, CHAIRMAN & CEO

There is a most unusual sector that exhibits extraordinary and timeless characteristics...

ANIMATED CARTOONS

(ANIMATED CARTOONS?? YES!)

Consider the following facts:



Mickey Mouse
was created
in 1928



Donald Duck
was created
in the 1930s



Tom and Jerry
was created in the 1930s



Bugs Bunny
was created
in the 1940s



Daffy Duck
was created in
the 1940s



Road Runner
was created
in the 1940s

Consider the following facts:


Alvin and The Chipmunks was created in the 1950s


Flintstones was created in the 1960s


Jetsons was created in the 1960s


The Hulk was created in the 1960s
THE INCREDIBLE HULK


Spiderman was created in the 1960s


Scooby Doo was created in the 1970s

Consider the following facts:



Smurfs
was created
in the 1970s
Hello Kitty was created
in 1970s
Transformers
was created
in 1980s
Inspector Gadget
was created
in 1980s
Super Mario Brothers
was created
in 1980s
Care Bears
Strawberry Shortcake
and Care Bears were
created in the 1980s

Animated content is an evergreen and lucrative business that transcends generations, borders and trends.

Cartoons from 50 years ago are still among the most popular properties featured on the newest distribution platforms.

A Squared Entertainment, a privately held company created by industry veterans Andy & Amy Heyward, recently merged with publicly held Genius Brands International (GNUS) to create a new company focused on providing "content with a purpose" for toddlers to tweens.

GENIUS BRANDS INTERNATIONAL™

Proven, Experienced Management

Andy Heyward



Andy Heyward is a multi-Emmy winning producer of children's entertainment, who has made more episodes of kids television than any other producer. As former Chairman and CEO of DIC Entertainment, and now Co-President and CEO of A Squared, he has produced over 5,000 episodes of award-winning children's programs, most of which are household names. Some of Andy's past work includes Ghostbusters, Inspector Gadget, Strawberry Shortcake, Alvin and the Chipmunks, Care Bears, Super Mario Brothers, Hello Kitty, Sonic the Hedgehog, Captain Planet, G.I. Joe, Madeline, Sabrina the Teenage Witch, Liberty's Kids, Carmen Sandiego, the Archies and dozens more. Andy has had numerous industry recognitions, including 2 Emmys, 9 Emmy nominations, 2 Humanitas Awards, 2 Cable Ace Awards, 5 Golden Reel Awards, 3 Environmental Media Awards, 1 New York Television Festival Award and a National Education Association Award among others.

Amy Moynihan Heyward



Amy is a brand-creation executive who has spent more than 20 years creating, managing and launching some of the most valuable brands in the world. As one of the original members of Disney Cruise Line, she was an integral part of the creation of this successful Disney business. As Director of Global Marketing for McDonald's, she helped to grow its young adult business while managing brand consistency among cultures and countries. Earlier in her career, she was responsible for sponsorships and promotions for Hasbro Toys, and a part of the launch of a new theme park, a many new rides and attractions for Universal Studios Florida. Prior to creating A2 with Andy, she was VP of Marketing at the Los Angeles Times.

Children's Entertainment Veterans

GBI management has been entrenched in the kids entertainment business for nearly 30 years and have established relationships across the food chain.

Broadcasters

abc
CBS
NBC
hub NETWORK
DISNEY CHANNEL
CN CARTOON NETWORK

Online

YouTube
NETFLIX
amazon
YAHOO!

Home Entertainment

CINEDIGM
WARNER HOME VIDEO WB
SONY PICTURES HOME ENTERTAINMENT

Retailers

Walmart
TARGET
Toys R Us
BARNES & NOBLE

Board of Directors

- **Gray Davis** - Former California Governor Gray Davis
- **Jeff Weiss** - President and Co-CEO of American Greetings Corporation Inc.
- **Lynne Segall** - Publisher and Senior Vice President of The Hollywood Reporter
- **Will McDonough** - Founding Partner of Atlas Merchant Capital, formerly a Partner at Goldman Sachs
- **Bernard Cahill** - Co-founder of ROAR
- **Klaus Moeller** - Former CEO of Genius Brands International
- **Andy Heyward** - Chairman and CEO of Genius Brands International
- **Amy Moynihan Heyward** - President of Genius Brands International

Digital Generation

There has never been a better time to launch a multi-media, multi-platform company with a distinct edge, "content with a purpose," than now:

- The number of kids who use mobile devices has nearly doubled since 2011 (38% to 72%).
- Average daily use of mobile devices has tripled, from 5 to 15 minutes a day.
- Of the nearly two hours of screen time (1:55), 50% is spent in front of TV sets, but that is changing (DVR, Streaming, on-demand, etc).







Multi-Media Content for a Multi-Media Generation



Mobile/ Tablet
Video On Demand
Online
Subscription Services
Broadcast
GENIUS BRANDS INTERNATIONAL
Games/ Activities
Consumer Products
Publishing, Toys, Electronics, Music, Apparel, Apps, Soft Goods, Hard Goods

Every Genius brand is created for multi-format, global distribution in addition to comprehensive consumer products programs.

GENIUS BRANDS
INTERNATIONAL.

Content

- Broadcast
- Online
- Mobile/Tablet
- SVOD
- Streaming/Subscription
- Home Video

Merchandise

- Electronics
- Toys
- Games
- Apparel
- Accessories
- Publishing

Baby Genius®

Baby Genius® is the multiple award-winning producer of music-based toys and products, featuring a library of more than 500 toddler tunes, 11 developmental videos in multiple languages, and a collection of learning toys and books.

Baby Genius® is the #1 children's on-demand property on Comcast with 60M+ downloads and over 500,000 VOD users/month; it has over 14 million views on the Baby Genius® YouTube Channel which is growing at over 600,000 views per month.


baby
genius®

Secret Millionaires Club

Warren Buffett's *Secret Millionaires Club*

An animated series created and starring Warren Buffett who helps kids understand the world around them. It's not about reading a balance sheet, it's about inspiring kids to form healthy habits from an early age.


SPORTS


SCHOLAR
MIDDLE
SCHOOL


Secret
Millionaires
Club
BILL GATES!

Thomas Edison's Secret Lab

A new animated series in development to inspire kids in science and math and embrace the entrepreneurial spirit of one of the most inspirational inventors of our time, Thomas Edison.







Stan Lee in *Stan Lee's Mighty 7*

In partnership with the superhero creator of all superheroes, this new animated feature length trilogy features Stan Lee as a character for the first time in this animated, "comic book reality series," featuring Stan Lee himself.







Martha Stewart's *Martha & Friends*

An animated series that inspires creativity through crafting and cooking.






martha
& friends
wonder wheel
after school projects
see all
see all episodes>

Gisele Bündchen's *Gisele & the Green Team*

An animated series inspiring "girl power" and the importance of protecting the universe.






G-PLANET

Pascualina®

Introducing Pascualina -- the charismatic, stylish, cosmopolitan trendsetter that every tween girl aspires to be!




CREATIVITY IS
DARING TO BE
DIFFERENT.


Pascualina

New Streaming Media Service

Provides parents with direct access to great "content with a purpose" for their kids.


baby genius
Vinko's Deals
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stream 1000's of children's classics!
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baby genius
Baby Genius Streaming Video

Growth Strategy

- **Content**
  - Re-purpose and re-introduce *Baby Genius®*
  - Create new pre-school content
  - Introduce *Stan Lee's Mighty 7, Thomas Edison's Secret Lab*, and more

- **Distribution**
  - International expansion
  - Multi-platform distribution

- **Merchandise & Marketing**

- **Acquisitions & Aggregation**


Ready! Play! Learn!




STAN LEE'S
MIGHTY 7

Questions?